As filed with the Securities and Exchange Commission on December 21, 2018
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

ASPEN TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	04-2739697
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification No.)

20 Crosby Drive,
Bedford, MA	01730
(Address of principal executive offices)	(zip code)

2018 Employee Stock Purchase Plan
(Full title of the plan)

Antonio J. Pietri
President and Chief Executive Officer
ASPEN TECHNOLOGY, INC.
20 Crosby Drive
Bedford, MA 01730
(781) 221-6400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:

Frederic G. Hammond	Mark L. Johnson
Senior Vice President and General Counsel	K&L GATES LLP
ASPEN TECHNOLOGY, INC.	State Street Financial Center
20 Crosby Drive,	One Lincoln Street
Bedford, MA 01730	Boston, MA 02111
(781) 221-6400	(617) 261-3260

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common stock, $0.10 par value per share	250,000	$83.61	$20,902,500	$2,533.38

(1) In accordance with Rule 416 under the Securities Act of 1933, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933 and based upon the average of the high and low prices of the registrant’s common stock as reported on The NASDAQ Global Select Market on December 14, 2018.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.    Plan Information.
The information required by Item 1 is included in documents sent or given to participants in the plan covered by this registration statement, and is omitted from this registration statement, in accordance with Rule 428(b)(1) of the Securities Act of 1933 (the “Securities Act”).
Item 2.    Registrant Information and Employee Plan Annual Information.
The written statement required by Item 2 is included in documents sent or given to participants in the plan covered by this registration statement, and is omitted from this registration statement, pursuant to Rule 428(b)(1) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). The following filings of the registrant with the SEC are incorporated in this registration statement by reference:

•	Annual Report on Form 10-K for the fiscal year ended June 30, 2018, filed on August 8, 2018;

•	Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2018, filed on October 24, 2018;

•	Current Reports on Form 8-K filed on August 10, 2018 and December 10, 2018;

•
the description of common stock contained in the registration statement on Form 8-A (File No. 001-34630) filed pursuant to Section 12(g) of the Exchange Act on June 12, 1998, as amended as of the date hereof and including any further amendment or report filed hereafter for the purpose of updating such description; and

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold, or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. The registrant is not incorporating by reference any documents or portions thereof that are not considered to be “filed” with the SEC.
Any statement contained in this registration statement or in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained in this registration statement or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel
Frederic G. Hammond, Senior Vice President and General Counsel of the registrant, has opined as to the legality of the shares of common stock being offered by this registration statement. As of December 21, 2018, Mr. Hammond owned or had the right to acquire, directly or indirectly, a

n aggregate of less than 0.1% of the common stock of the registrant. Mr. Hammond is eligible to participate in the plan covered by this registration statement.
Item 6. Indemnification of Directors and Officers.
Section 102(b)(7) of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The registrant has included such a provision in its Certificate of Incorporation, as amended (the “Certificate of Incorporation”).
Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful, provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances. Section 145 of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.
Article SEVENTH of the Certificate of Incorporation provides that no director of the registrant shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.
Article EIGHTH of the Certificate of Incorporation provides that a director or officer of the registrant shall be indemnified by the registrant against:

(a)
all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the registrant) brought against him or her by virtue of his or her position as a director or officer of the registrant if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; and

(b)
all expenses (including attorneys’ fees) and amounts paid in the settlement incurred in connection with any action by or in the right of the registrant brought against him or her by virtue of his or her position as a director or officer of the registrant if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses.

Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including the dismissal of an action without prejudice, he or she is required to be indemnified by the registrant against all expenses (including attorneys’ fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his or her request, provided that he or she undertakes to repay the amount advanced if it is ultimately determined that he or she is not entitled to indemnification for such expenses. Indemnification is required to be made unless the registrant determines, by clear and convincing evidence, that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the registrant fails to make an indemnification payment within sixty days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the registrant notice of the action for which indemnity is sought and the registrant has the right to participate in such action or assume the defense thereof.
Article EIGHTH of the Certificate of Incorporation further provides that the indemnification provided therein is not exclusive and that, in the event the DGCL is amended to expand the indemnification permitted to directors or officers, the registrant must indemnify those persons to the fullest extent permitted by the DGCL as so amended.
The registrant has purchased and intends to maintain insurance insurance that indemnifies its directors and officers against damages arising out of certain kinds of claims that might be made against them based on their negligent acts or omissions while acting in their capacity as such.
Item 7. Exemption from Registration Claimed.
Not applicable.

Item 8. Exhibits.

Exhibit Number	Description

4.1*	Certificate of Incorporation, as amended, of Aspen Technology, Inc.

4.2*	Amended and Restated Bylaws of Aspen Technology, Inc.

4.3*	Specimen certificate representing shares of common stock of Aspen Technology, Inc.

4.4	Aspen Technology, Inc. 2018 Employee Stock Purchase Plan

5.1	Opinion of Frederic G. Hammond, Vice President and General Counsel of Aspen Technology, Inc.

23.1	Consent of KPMG LLP

23.2	Consent of Frederic G. Hammond, Vice President and General Counsel of Aspen Technology, Inc. (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this registration statement)

___________________

* Previously filed and incorporated in this registration statement by reference.

Item 9. Undertakings

1. The registrant hereby undertakes:

(a)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S‑8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

(b)
that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered hereby, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.
The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered hereby, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bedford, Commonwealth of Massachusetts, as of December 21, 2018.

ASPEN TECHNOLOGY, INC.

By:	/s/ ANTONIO J. PIETRI
Antonio J. Pietri
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Antonio J. Pietri, Karl E. Johnsen and Frederic G. Hammond, and each or any of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her, and in his or her name in any and all capacities, to sign any and all amendments (including post- effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ANTONIO J. PIETRI	President and Chief Executive Officer and Director (Principal Executive Officer)	December 21, 2018
Antonio J. Pietri

/s/ KARL E. JOHNSEN	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 21, 2018
Karl E. Johnsen

/s/ ROBERT M. WHELAN, JR.	Chairman of the Board of Directors	December 21, 2018
Robert M. Whelan, Jr.

/s/ DONALD P. CASEY	Director	December 21, 2018
Donald P. Casey

/s/ GARY E. HAROIAN	Director	December 21, 2018
Gary E. Haroian

/s/ JOAN C. MCARDLE	Director	December 21, 2018
Joan C. McArdle

/s/ SIMON OREBI GANN	Director	December 21, 2018
Simon Orebi Gann

/s/ R. HALSEY WISE	Director	December 21, 2018
R. Halsey Wise